Equinix Investor Relations Contact:        Equinix Media Contact:
invest@equinix.com                    press@equinix.com

EQUINIX REPORTS FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS
Delivered More Than $8 Billion in Revenue in 2023, Achieving 21 Years of Consecutive Quarterly Revenue Growth

•2023 annual revenues increased 13% year-over-year on an as-reported basis and 15% on a normalized and constant currency basis to $8.2 billion
•Closed nearly 17,000 deals across more than 5,900 customers in 2023
•Record 90 megawatts (“MW”) of xScale® leasing, the result of increased hyperscale demand to support artificial intelligence (AI) and cloud deployments
REDWOOD CITY, Calif. - February 14, 2024 - Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today reported results for the quarter and year ended December 31, 2023. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per-share results are presented on a fully diluted basis.

2023 Results Summary
◦Revenues
•$8.188 billion, a 13% increase over the previous year on an as-reported basis or 15% on a normalized and constant currency basis
◦Operating Income
•$1.443 billion, a 20% increase over the previous year, and an operating margin of 18% due to strong operating performance
◦Net Income and Net Income per Share attributable to common shareholders
•$969 million, a 38% increase over the previous year, primarily due to operating performance strength and other income; partially offset by higher income taxes
•$10.31 per share, a 34% increase over the previous year
◦Adjusted EBITDA
•$3.702 billion, a 45% adjusted EBITDA margin, an increase of 10% compared to last year on an as-reported basis
•Includes $13 million of integration costs
◦AFFO and AFFO per Share
•$3.019 billion, an 11% increase over the previous year on an as-reported basis or 13% on a normalized and constant currency basis
•$32.11 per share, a 9% increase over the previous year on an as-reported basis or 11% on a normalized and constant currency basis

2024 Annual Guidance Summary
◦Revenues
•$8.793 - $8.893 billion, a 7 - 9% increase over the previous year on an as-reported basis or a normalized and constant currency increase of 7 - 8% excluding the year-over-year impact of the power pass-through
◦Adjusted EBITDA
•$4.089 - $4.169 billion, a 47% adjusted EBITDA margin, a 10 - 13% increase over the prior year on an as-reported basis
•Assumes $25 million of integration costs
◦AFFO and AFFO per Share
•$3.306 - $3.376 billion, an increase of 9 - 12% over the previous year on both an as-reported and normalized and constant currency basis
•$34.58 - $35.31 per share, an increase of 8 - 10% over the previous year on both an as-reported and normalized and constant currency basis
•This guidance excludes any capital market activities the company may undertake in the future

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote
Charles Meyers, CEO and President, Equinix:
“2023 was another strong year for Equinix—we delivered more than $8 billion of revenues, achieving an amazing 21 years of consecutive quarterly revenue growth, all while driving AFFO per share performance above the top end of our long-term expectations. We made substantial progress on our ambitious agenda, positioning the business to capitalize on the immense opportunities that lie ahead. Digital transformation, especially in an AI-driven world, is as important as ever to our customers. In this context, the significance of Platform Equinix and its strong competitive advantages has never been more crucial. We plan to continue our focus on creating a platform that allows our customers to build hybrid and multicloud infrastructure, when they want, where they want, and with the ecosystem of partners they need.”

Business Highlights
•Given the strong underlying demand for digital infrastructure, Equinix continues to invest broadly across its global footprint, which now includes 260 data centers across 71 metropolitan areas in 33 countries. There are 49 major builds underway in 35 markets, across 21 countries including 11 xScale builds representing nearly 20,000 cabinets of retail and more than 50 megawatts of xScale capacity through 2024.
◦Equinix opened 14 new data centers in 12 metros including Dublin, Frankfurt, Kuala Lumpur, Madrid, Milan, Montreal, Paris, São Paulo, Seattle, Seoul, Tokyo and Washington, D.C. In addition, the company added seven new projects in Dallas, Lagos, Madrid, Milan, Warsaw and Washington, D.C.
◦In December, Equinix announced plans to expand support for advanced liquid cooling technologies—including direct-to-chip—to more than 100 of its International Business ExchangeTM (IBX®) data centers in more than 45 metros around the world. This will enable more businesses to use the most performant cooling technologies for the powerful, high-density hardware that supports compute-intensive workloads such as AI.

◦The surge in demand for hyperscale infrastructure to support AI and cloud initiatives is resulting in strong demand and significant leasing activity for Equinix’s global xScale data center portfolio. Since the last earnings call, the company leased a record 90 megawatts of capacity across six assets in EMEA and APAC, including approximately 32 megawatts leased at the start of the year. This brings total xScale leasing to 300 megawatts globally.
◦In Q4, Equinix purchased the company’s London 8 IBX data center. Revenues from owned assets increased to 66% of recurring revenues, stepping up 2%, as the company continues to progress on ownership and long-term control of assets.
•Last month Equinix launched a fully managed private cloud service that enables enterprises to easily acquire and manage their own NVIDIA DGX AI supercomputing infrastructure for building and running custom generative AI models. The service includes NVIDIA DGX systems, NVIDIA networking and the NVIDIA AI Enterprise software platform. Equinix installs and operates each customer's privately owned NVIDIA infrastructure and can deploy services on their behalf in key IBX data centers globally.
◦Equinix continues to gain traction as a preferred location for deploying private AI infrastructure with both enterprises and service providers. In December, the company announced that customers, including Continental AG, i3D.net and Harrison.ai, are leveraging the cloud adjacency, global reach, robust ecosystems and low-latency interconnection of Platform Equinix® to deploy private AI infrastructure.
•Equinix's industry-leading global interconnection franchise continues to perform with over 462,000 total interconnections deployed on its platform. In Q4, interconnection revenues stepped up 10% year-over-year on an as reported basis or 8% year-over-year on a normalized and constant currency basis, and the company added an incremental 4,300 organic interconnections in the quarter.
◦In Q4, Equinix added four new native cloud on-ramps in Bogotá, Calgary and Zurich, further strengthening its cloud ecosystem. Equinix customers can now enjoy low-latency access to multiple native cloud on-ramps in 37 metros, including eight out of the world’s 10 largest metros by GDP. Equinix has nearly 40% market share of the on-ramps to the major cloud service providers—key players in the AI ecosystem.

◦The company recently launched Equinix Fabric Cloud Router, a virtual routing service designed to simplify networking challenges for enterprises in cloud-to-cloud and hybrid cloud environments. This service provides an easy-to-configure, enterprise-grade, multicloud routing solution that can be deployed within minutes. Customers can utilize Equinix Fabric Cloud Router in all 58 Equinix Fabric®-enabled metros globally, ensuring low-latency connectivity to major cloud providers and a wide range of service providers.
•Equinix’s Channel program continued to see strong momentum, contributing to 35% of bookings and over 50% of new customers in Q4. The company saw growth from partners, including Avant, HCL, HPE, NVIDIA and WWT, with wins across a wide range of industry verticals and digital-first use cases.
•Equinix remains committed to advancing its Future First Sustainability strategy and has continued to make significant progress in this area.
◦In December, Equinix announced the full allocation of proceeds from $4.9 billion in investment-grade green bonds to advance toward its near-term science-based target to become climate neutral by 2030 and improve the operational eco-efficiency of its business. As one of the top ten largest green bond issuers in the U.S., Equinix used the net proceeds to support 172 green building projects across 105 sites, 33 energy-efficiency projects, and two Power Purchase Agreements (“PPAs”).
◦Earlier this month Equinix executed a new PPA in Australia, signaling a broader industry goal of bringing additional clean power to a region where conditions have traditionally been more challenging for executing renewable energy projects. To date, Equinix has executed 21 PPAs across Australia, France, Iberia, the Nordics and the U.S., representing more than one gigawatt of clean energy once operational.
◦For the second year in a row, Equinix achieved the highest-ranking score of the CDP’s prestigious 2023 "Climate Change A List," a leading environmental rating system focused on climate-related transparency and action. Equinix was also named as a leader in the IDC MarketScape: Worldwide Datacenter Services 2023 Vendor Assessment, recognized for its sustainability advancements, innovative platform capabilities, and global expansion and ecosystem growth.1
__________________________________________
1.IDC, “IDC MarketScape: Worldwide Datacenter Services 2023 Vendor Assessment,” Doc # US49435022e, October 2023.

Business Outlook
For the first quarter of 2024, Equinix expects revenues to range between $2.127 and $2.147 billion, an increase of 1 - 2% over the previous quarter, or flat on a normalized and constant currency basis. This guidance includes lower non-recurring revenues related to significant xScale activity in Q4 2023 partly offset by a foreign currency benefit of $38 million when compared to the average FX rates in Q4 2023. Adjusted EBITDA is expected to range between $960 and $980 million, which includes a foreign currency benefit of $18 million when compared to the average FX rates in Q4 2023. Adjusted EBITDA includes $5 million of integration costs related to acquisitions. Recurring capital expenditures are expected to range between $14 and $34 million.
For the full year of 2024, total revenues are expected to range between $8.793 and $8.893 billion, a 7 - 9% increase over the previous year on an as-reported basis, or a 7 - 8% increase on a normalized and constant currency basis excluding the year-over-year impact of the power pass-through, and includes a foreign currency benefit of $127 million when compared to the prior Equinix guidance FX rates. Adjusted EBITDA is expected to range between $4.089 and $4.169 billion, an adjusted EBITDA margin of 47%. This adjusted EBITDA includes approximately 160 basis points of margin benefit from improving operating leverage and power cost decreases, as well as a foreign currency benefit of $67 million when compared to the prior Equinix guidance FX rates. For the year, the company expects to incur $25 million in integration costs related to acquisitions. AFFO is expected to range between $3.306 and $3.376 billion, a 9 - 12% increase over the previous year on both an as-reported and normalized and constant currency basis. This AFFO guidance includes $25 million in integration costs related to acquisitions. AFFO per share is expected to range between $34.58 and $35.31, an 8 - 10% increase over the previous year on both an as-reported and normalized and constant currency basis. This guidance excludes any capital market activities the company may undertake in the future. Non-recurring capital expenditures, including xScale-related costs, are expected to range between $2.570 and $2.800 billion, and recurring capital expenditures are expected to range between $210 and $230 million. xScale-related on-balance sheet capital expenditures are expected to range between $50 and $90 million, which we anticipate will be reimbursed from both the current and future xScale JVs.
The U.S. dollar exchange rates used for 2024 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.10 to the Euro, $1.24 to the Pound, S$1.32 to the U.S. dollar, ¥141 to the U.S. dollar and A$1.47 to the U.S. dollar. The Q4 2023 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Australian Dollar is 21%, 10%, 8%, 5% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), gains (losses) on disposition of real estate property, and adjustments for unconsolidated joint ventures’ and non-controlling interests’ share of these items.
Q4 2023 Results Conference Call and Replay Information
Equinix will discuss its quarterly results for the period ended December 31, 2023, along with its future outlook, in its quarterly conference call on Wednesday, February 14, 2024, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company’s Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.
A replay of the call will be available one hour after the call through Wednesday, May 1, 2024, by dialing 1-800-568-3705 and referencing the passcode 2024. In addition, the webcast will be available at www.equinix.com/investors (no password required).
Investor Presentation and Supplemental Financial Information
Equinix has made available on its website a presentation designed to accompany the discussion of Equinix’s results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.
Additional Resources
•Equinix Investor Relations Resources
About Equinix
Equinix (Nasdaq: EQIX) is the world’s digital infrastructure company®. Digital leaders harness Equinix’s trusted platform to bring together and interconnect foundational infrastructure at software speed. Equinix enables organizations to access all the right places, partners and possibilities to scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value, while supporting their sustainability goals.
Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.
Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.
Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.
In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix’s current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix’s operating performance and cash spending levels relative to its industry sector and competitors.
Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, and future capital expenditures remain minor relative to our initial investment throughout its useful life. Construction costs in future periods are primarily incurred with respect to additional IBX data centers. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix’s current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix’s decision to exit leases for excess space adjacent to several of its IBX® data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and the formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.
Equinix also presents funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix’s underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures’ and non-controlling interests’ share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax, and adjustments from FFO to AFFO for unconsolidated joint ventures’ and non-controlling interests’ share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.
Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix’s current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period’s operations. Equinix deducts recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.
Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix’s business performance. To present this information, Equinix’s current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; increased costs and increased challenges to procure power and the general volatility in the global energy market; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to potential cybersecurity breaches; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Recurring revenues	$1,976,038	$1,961,043	$1,773,380	$7,744,731	$6,871,287
Non-recurring revenues	134,451	99,987	97,465	443,405	391,818
Revenues	2,110,489	2,061,030	1,870,845	8,188,136	7,263,105
Cost of revenues	1,091,776	1,068,991	970,700	4,227,658	3,751,501
Gross profit	1,018,713	992,039	900,145	3,960,478	3,511,604
Operating expenses:
Sales and marketing	217,603	212,506	207,233	855,796	786,560
General and administrative	448,849	403,890	400,183	1,654,042	1,498,701
Transaction costs	5,869	(775)	10,529	12,412	21,839
(Gain) loss on asset sales	(24)	(3,933)	—	(5,046)	3,976
Total operating expenses	672,297	611,688	617,945	2,517,204	2,311,076
Income from operations	346,416	380,351	282,200	1,443,274	1,200,528
Interest and other expense:
Interest income	28,225	23,111	18,462	94,227	36,268
Interest expense	(103,183)	(101,385)	(94,200)	(402,022)	(356,337)
Other expense	(1,227)	(5,972)	(28,895)	(11,214)	(51,417)
Gain (loss) on debt extinguishment	71	(360)	143	(35)	327
Total interest and other, net	(76,114)	(84,606)	(104,490)	(319,044)	(371,159)
Income before income taxes	270,302	295,745	177,710	1,124,230	829,369
Income tax expense	(42,825)	(19,985)	(48,807)	(155,250)	(124,792)
Net income	227,477	275,760	128,903	968,980	704,577
Net (income) loss attributable to non-controlling interests	91	34	(140)	198	(232)
Net income attributable to common shareholders	$227,568	$275,794	$128,763	$969,178	$704,345
Net income per share attributable to common shareholders:
Basic net income per share	$2.41	$2.94	$1.39	$10.35	$7.69
Diluted net income per share	$2.40	$2.93	$1.39	$10.31	$7.67
Shares used in computing basic net income per share	94,268	93,683	92,573	93,615	91,569
Shares used in computing diluted net income per share	94,667	94,168	92,752	94,009	91,828

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$227,477	$275,760	$128,903	$968,980	$704,577
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment (“CTA”) gain (loss)	479,754	(412,910)	796,716	249,981	(769,886)
Unrealized gain (loss) on cash flow hedges	(26,382)	25,685	(50,231)	(18,370)	40,543
Net investment hedge CTA gain (loss)	(217,345)	149,608	(379,960)	(131,883)	425,701
Net actuarial loss on defined benefit plans	(112)	(119)	(42)	(462)	(101)
Total other comprehensive income (loss), net of tax	235,915	(237,736)	366,483	99,266	(303,743)
Comprehensive income, net of tax	463,392	38,024	495,386	1,068,246	400,834
Net (income) loss attributable to non-controlling interests	91	34	(140)	198	(232)
Other comprehensive (income) loss attributable to non-controlling interests	(22)	182	(12)	63	48
Comprehensive income attributable to common shareholders	$463,461	$38,240	$495,234	$1,068,507	$400,650

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$2,095,712	$1,906,421
Accounts receivable, net	1,003,792	855,380
Other current assets	468,193	459,138
Assets held for sale	—	84,316
Total current assets	3,567,697	3,305,255
Property, plant and equipment, net	18,600,833	16,649,534
Operating lease right-of-use assets	1,448,890	1,427,950
Goodwill	5,737,122	5,654,217
Intangible assets, net	1,704,870	1,897,649
Other assets	1,591,312	1,376,137
Total assets	$32,650,724	$30,310,742
Liabilities, Redeemable Non-Controlling Interest and Stockholders’ Equity
Accounts payable and accrued expenses	$1,186,618	$1,004,800
Accrued property, plant and equipment	398,216	281,347
Current portion of operating lease liabilities	130,745	139,538
Current portion of finance lease liabilities	138,657	151,420
Current portion of mortgage and loans payable	7,705	9,847
Current portion of senior notes	998,580	—
Other current liabilities	301,729	251,346
Total current liabilities	3,162,250	1,838,298
Operating lease liabilities, less current portion	1,331,333	1,272,812
Finance lease liabilities, less current portion	2,122,484	2,143,690
Mortgage and loans payable, less current portion	663,263	642,708
Senior notes, less current portion	12,062,346	12,109,539
Other liabilities	795,549	797,863
Total liabilities	20,137,225	18,804,910
Redeemable non-controlling interest	25,000	—
Common stockholders’ equity:
Common stock	95	93
Additional paid-in capital	18,595,664	17,320,017
Treasury stock	(56,117)	(71,966)
Accumulated dividends	(8,694,647)	(7,317,570)
Accumulated other comprehensive loss	(1,290,117)	(1,389,446)
Retained earnings	3,934,016	2,964,838
Total common stockholders’ equity	12,488,894	11,505,966
Non-controlling interests	(395)	(134)
Total stockholders’ equity	12,488,499	11,505,832
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$32,650,724	$30,310,742

Ending headcount by geographic region is as follows:
Americas headcount	5,953	5,493
EMEA headcount	4,267	3,936
Asia-Pacific headcount	2,931	2,668
Total headcount	13,151	12,097

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022

Finance lease liabilities	$2,261,141	$2,295,110

Term loans	641,931	618,028
Mortgage payable and other loans payable	29,037	34,527
Plus: debt discount and issuance costs, net	726	1,062
Total mortgage and loans payable principal	671,694	653,617

Senior notes	13,060,926	12,109,539
Plus: debt discount and issuance costs	108,026	117,351
Total senior notes principal	13,168,952	12,226,890

Total debt principal outstanding	$16,101,787	$15,175,617

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Cash flows from operating activities:
Net income	$227,477	$275,760	$128,903	$968,980	$704,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	462,367	466,613	438,492	1,843,665	1,739,374
Stock-based compensation	105,829	98,446	107,519	407,536	403,983
Amortization of debt issuance costs and debt discounts and premiums	4,791	4,684	4,553	18,718	17,826
(Gain) loss on debt extinguishment	(71)	360	(143)	35	(327)
Loss (gain) on asset sales	(24)	(3,933)	—	(5,046)	3,976
Other items	15,788	12,776	44,880	58,030	67,298
Changes in operating assets and liabilities:
Accounts receivable	49,358	(47,147)	(56,209)	(150,345)	(153,415)
Income taxes, net	10,692	(14,530)	(17,701)	4,107	(7,827)
Accounts payable and accrued expenses	76,351	69,082	31,511	161,300	114,600
Operating lease right-of-use assets	21,624	39,977	36,171	138,704	149,094
Operating lease liabilities	(27,575)	(33,654)	(34,586)	(126,539)	(132,831)
Other assets and liabilities	52,107	(83,259)	76,799	(102,550)	56,854
Net cash provided by operating activities	998,714	785,175	760,189	3,216,595	2,963,182
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(54,534)	(26,664)	(35,222)	(135,881)	(122,569)
Business acquisitions, net of cash and restricted cash acquired	—	—	—	—	(964,010)
Real estate acquisitions	(231,108)	(112,896)	(208,377)	(384,401)	(248,276)
Purchases of other property, plant and equipment	(995,720)	(617,539)	(827,927)	(2,781,018)	(2,278,004)
Proceeds from asset sales	—	4,682	—	76,936	249,906
Net cash used in investing activities	(1,281,362)	(752,417)	(1,071,526)	(3,224,364)	(3,362,953)
Cash flows from financing activities:
Proceeds from employee equity awards	(115)	42,420	—	86,848	81,543
Proceeds from redeemable non-controlling interest	—	—	—	25,000	—
Payment of dividend distributions	(403,176)	(324,587)	(287,573)	(1,374,168)	(1,151,459)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Proceeds from public offering of common stock, net of offering costs	432,876	—	—	733,651	796,018
Proceeds from mortgage and loans payable	—	—	—	—	676,850
Proceeds from senior notes, net of debt discounts	—	336,853	—	902,092	1,193,688
Repayment of finance lease liabilities	(50,822)	(31,629)	(36,394)	(148,913)	(134,202)
Repayment of mortgage and loans payable	(576)	(2,133)	(1,714)	(6,132)	(587,941)
Repayment of senior notes	—	—	—	—	—
Debt extinguishment costs	—	—	—	—	—
Debt issuance costs	307	(2,982)	—	(6,932)	(17,731)
Net cash provided by (used in) financing activities	(21,506)	17,942	(325,681)	211,446	856,766
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	42,209	(35,027)	37,398	(15,616)	(98,201)
Net increase (decrease) in cash, cash equivalents and restricted cash	(261,945)	15,673	(599,620)	188,061	358,794
Cash, cash equivalents and restricted cash at beginning of period	2,358,254	2,342,581	2,507,868	1,908,248	1,549,454
Cash, cash equivalents and restricted cash at end of period	$2,096,309	$2,358,254	$1,908,248	$2,096,309	$1,908,248
Supplemental cash flow information:
Cash paid for taxes	$26,662	$42,021	$44,091	$152,988	$140,312
Cash paid for interest	$136,224	$97,152	$128,511	$471,456	$430,217

Free cash flow (negative free cash flow)(1)	$(228,114)	$59,422	$(276,115)	$128,112	$(277,202)

Adjusted free cash flow (2)	$2,994	$172,318	$(67,738)	$512,513	$935,084

(1)	We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:
Net cash provided by operating activities as presented above	$998,714	$785,175	$760,189	$3,216,595	$2,963,182
Net cash used in investing activities as presented above	(1,281,362)	(752,417)	(1,071,526)	(3,224,364)	(3,362,953)
Purchases, sales and maturities of investments, net	54,534	26,664	35,222	135,881	122,569
Free cash flow (negative free cash flow)	$(228,114)	$59,422	$(276,115)	$128,112	$(277,202)

(2)	We define adjusted free cash flow as free cash flow (negative free cash flow) as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Free cash flow (negative free cash flow) as defined above	$(228,114)	$59,422	$(276,115)	$128,112	$(277,202)
Less business acquisitions, net of cash and restricted cash acquired	—	—	—	—	964,010
Less real estate acquisitions	231,108	112,896	208,377	384,401	248,276
Adjusted free cash flow	$2,994	$172,318	$(67,738)	$512,513	$935,084

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Recurring revenues	$1,976,038	$1,961,043	$1,773,380	$7,744,731	$6,871,287
Non-recurring revenues	134,451	99,987	97,465	443,405	391,818
Revenues (1)	2,110,489	2,061,030	1,870,845	8,188,136	7,263,105

Cash cost of revenues (2)	756,510	725,750	642,176	2,869,034	2,436,074
Cash gross profit (3)	1,353,979	1,335,280	1,228,669	5,319,102	4,827,031

Cash operating expenses (4)(7):
Cash sales and marketing expenses (5)	147,084	138,879	140,697	567,514	506,609
Cash general and administrative expenses (6)	286,438	260,470	249,232	1,049,747	950,722
Total cash operating expenses (4)(7)	433,522	399,349	389,929	1,617,261	1,457,331

Adjusted EBITDA (8)	$920,457	$935,931	$838,740	$3,701,841	$3,369,700

Cash gross margins (9)	64%	65%	66%	65%	66%

Adjusted EBITDA margins (10)	44%	45%	45%	45%	46%

Adjusted EBITDA flow-through rate (11)	(31)%	82%	(107)%	36%	36%

FFO (12)	$524,505	$562,080	$406,945	$2,129,977	$1,826,334

AFFO (13) (14)	$690,846	$771,617	$657,818	$3,018,518	$2,713,878

Basic FFO per share (15)	$5.56	$6.00	$4.40	$22.75	$19.94

Diluted FFO per share (15)	$5.54	$5.97	$4.39	$22.66	$19.89

Basic AFFO per share (15)	$7.33	$8.24	$7.11	$32.24	$29.64

Diluted AFFO per share(15)	$7.30	$8.19	$7.09	$32.11	$29.55

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$610,512	$596,871	$568,240	$2,365,049	$2,187,751
	Interconnection	210,550	206,552	197,337	820,007	756,214
	Managed infrastructure	65,024	63,356	59,244	249,779	218,499
	Other	6,657	5,503	4,885	22,118	20,727
	Recurring revenues	892,743	872,282	829,706	3,456,953	3,183,191
	Non-recurring revenues	38,968	41,411	42,065	160,539	166,026
	Revenues	$931,711	$913,693	$871,771	$3,617,492	$3,349,217

	EMEA Revenues:

	Colocation	$540,935	$538,256	$450,480	$2,112,168	$1,744,121
	Interconnection	79,619	78,795	66,710	307,337	268,398
	Managed infrastructure	32,956	32,790	29,431	130,061	119,361
	Other	23,816	23,283	23,882	98,591	75,449
	Recurring revenues	677,326	673,124	570,503	2,648,157	2,207,329
	Non-recurring revenues	73,840	35,590	31,208	189,697	135,875
	Revenues	$751,166	$708,714	$601,711	$2,837,854	$2,343,204

	Asia-Pacific Revenues:

	Colocation	$317,969	$329,054	$291,480	$1,288,844	$1,150,738
	Interconnection	67,538	67,411	61,572	266,966	243,664
	Managed infrastructure	17,191	17,484	17,819	71,833	77,646
	Other	3,271	1,688	2,300	11,978	8,719
	Recurring revenues	405,969	415,637	373,171	1,639,621	1,480,767
	Non-recurring revenues	21,643	22,986	24,192	93,169	89,917
	Revenues	$427,612	$438,623	$397,363	$1,732,790	$1,570,684

	Worldwide Revenues:

	Colocation	$1,469,416	$1,464,181	$1,310,200	$5,766,061	$5,082,610
	Interconnection	357,707	352,758	325,619	1,394,310	1,268,276
	Managed infrastructure	115,171	113,630	106,494	451,673	415,506
	Other	33,744	30,474	31,067	132,687	104,895
	Recurring revenues	1,976,038	1,961,043	1,773,380	7,744,731	6,871,287
	Non-recurring revenues	134,451	99,987	97,465	443,405	391,818
	Revenues	$2,110,489	$2,061,030	$1,870,845	$8,188,136	$7,263,105

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$1,091,776	$1,068,991	$970,700	$4,227,658	$3,751,501
	Depreciation, amortization and accretion expense	(322,366)	(330,852)	(316,549)	(1,309,613)	(1,270,399)
	Stock-based compensation expense	(12,900)	(12,389)	(11,975)	(49,011)	(45,028)
	Cash cost of revenues	$756,510	$725,750	$642,176	$2,869,034	$2,436,074

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$263,165	$270,272	$263,374	$1,045,526	$994,389
	EMEA cash cost of revenues	326,137	304,345	226,574	1,199,345	866,292
	Asia-Pacific cash cost of revenues	167,208	151,133	152,228	624,163	575,393
	Cash cost of revenues	$756,510	$725,750	$642,176	$2,869,034	$2,436,074

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)	We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or “cash SG&A”.

	Selling, general, and administrative expense	$666,452	$616,396	$607,416	$2,509,838	$2,285,261
	Depreciation and amortization expense	(140,001)	(130,990)	(121,943)	(534,052)	(468,975)
	Stock-based compensation expense	(92,929)	(86,057)	(95,544)	(358,525)	(358,955)
	Cash operating expense	$433,522	$399,349	$389,929	$1,617,261	$1,457,331

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$217,603	$212,506	$207,233	$855,796	$786,560
	Depreciation and amortization expense	(50,632)	(50,989)	(49,604)	(203,698)	(197,157)
	Stock-based compensation expense	(19,887)	(22,638)	(16,932)	(84,584)	(82,794)
	Cash sales and marketing expense	$147,084	$138,879	$140,697	$567,514	$506,609

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	General and administrative expense	$448,849	$403,890	$400,183	$1,654,042	$1,498,701
	Depreciation and amortization expense	(89,369)	(80,001)	(72,339)	(330,354)	(271,818)
	Stock-based compensation expense	(73,042)	(63,419)	(78,612)	(273,941)	(276,161)
	Cash general and administrative expense	$286,438	$260,470	$249,232	$1,049,747	$950,722

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$257,581	$238,524	$214,560	$958,270	$833,053
	EMEA cash SG&A	105,253	94,197	104,648	387,233	367,410
	Asia-Pacific cash SG&A	70,688	66,628	70,721	271,758	256,868
	Cash SG&A	$433,522	$399,349	$389,929	$1,617,261	$1,457,331

(8)	We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Net income	$227,477	$275,760	$128,903	$968,980	$704,577
	Income tax expense	42,825	19,985	48,807	155,250	124,792
	Interest income	(28,225)	(23,111)	(18,462)	(94,227)	(36,268)
	Interest expense	103,183	101,385	94,200	402,022	356,337
	Other expense	1,227	5,972	28,895	11,214	51,417
	(Gain) loss on debt extinguishment	(71)	360	(143)	35	(327)
	Depreciation, amortization and accretion expense	462,367	461,842	438,492	1,843,665	1,739,374
	Stock-based compensation expense	105,829	98,446	107,519	407,536	403,983
	Transaction costs	5,869	(775)	10,529	12,412	21,839
	(Gain) loss on asset sales	(24)	(3,933)	—	(5,046)	3,976
	Adjusted EBITDA	$920,457	$935,931	$838,740	$3,701,841	$3,369,700

	The geographic split of our adjusted EBITDA is presented below:

	Americas net income (loss)	$57,548	$37,911	$(67,580)	$12,703	$(584)
	Americas income tax expense (benefit)	(89,606)	19,897	(33,279)	22,818	42,587
	Americas interest income	(20,633)	(17,506)	(16,259)	(71,945)	(32,265)
	Americas interest expense	87,827	86,691	83,363	342,690	316,934
	Americas other (income) expense	50,797	(39,137)	104,539	24,752	(42,895)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Americas loss on debt extinguishment	—	—	—	—	198
Americas depreciation, amortization and accretion expense	251,276	251,855	237,919	999,832	932,892
Americas stock-based compensation expense	70,914	64,067	76,131	272,259	282,997
Americas transaction costs	2,923	1,054	9,003	7,064	17,950
Americas (gain) loss on asset sales	(82)	65	—	3,523	3,961
Americas adjusted EBITDA	$410,964	$404,897	$393,837	$1,613,696	$1,521,775

EMEA net income	$174,108	$125,992	$195,224	$651,057	$477,808
EMEA income tax expense	49,560	—	16,531	49,560	16,650
EMEA interest income	(3,903)	(2,730)	(1,251)	(12,045)	(2,530)
EMEA interest expense	4,530	3,931	2,675	17,167	5,698
EMEA other (income) expense	(53,621)	42,284	(77,880)	(30,679)	77,705
EMEA depreciation, amortization and accretion expense	124,536	125,613	116,097	497,924	459,098
EMEA stock-based compensation expense	21,271	20,958	18,840	82,575	73,294
EMEA transaction costs	3,238	(1,878)	253	4,286	2,016
EMEA (gain) loss on asset sales	58	(3,998)	—	(8,569)	(237)
EMEA adjusted EBITDA	$319,777	$310,172	$270,489	$1,251,276	$1,109,502

Asia-Pacific net income (loss)	$(4,179)	$111,857	$1,259	$305,220	$227,353
Asia-Pacific income tax expense	82,871	88	65,555	82,872	65,555
Asia-Pacific interest income	(3,689)	(2,875)	(952)	(10,237)	(1,473)
Asia-Pacific interest expense	10,826	10,763	8,162	42,165	33,705
Asia-Pacific other expense	4,051	2,825	2,236	17,141	16,607
Asia-Pacific (gain) loss on debt extinguishment	(71)	360	(143)	35	(525)
Asia-Pacific depreciation, amortization and accretion expense	86,555	84,374	84,476	345,909	347,384
Asia-Pacific stock-based compensation expense	13,644	13,421	12,548	52,702	47,692
Asia-Pacific transaction costs	(292)	49	1,273	1,062	1,873
Asia-Pacific loss on asset sales	—	—	—	—	252
Asia-Pacific adjusted EBITDA	$189,716	$220,862	$174,414	$836,869	$738,423

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	70%	70%	71%	70%
	EMEA cash gross margins	57%	57%	62%	58%	63%
	Asia-Pacific cash gross margins	61%	66%	62%	64%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	44%	44%	45%	45%	45%
	EMEA adjusted EBITDA margins	43%	44%	45%	44%	47%
	Asia-Pacific adjusted EBITDA margins	44%	50%	44%	48%	47%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$920,457	$935,931	$838,740	$3,701,841	$3,369,700
	Less adjusted EBITDA - prior period	(935,931)	(901,170)	(870,916)	(3,369,700)	(3,144,384)
	Adjusted EBITDA growth	$(15,474)	$34,761	$(32,176)	$332,141	$225,316

	Revenues - current period	$2,110,489	$2,061,030	$1,870,845	$8,188,136	$7,263,105
	Less revenues - prior period	(2,061,030)	(2,018,408)	(1,840,659)	(7,263,105)	(6,635,537)
	Revenue growth	$49,459	$42,622	$30,186	$925,031	$627,568

	Adjusted EBITDA flow-through rate	(31)%	82%	(107)%	36%	36%

(12)	FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures’ and non-controlling interests’ share of these items.

	Net income	$227,477	$275,760	$128,903	$968,980	$704,577
	Net (income) loss attributable to non-controlling interests	91	34	(140)	198	(232)
	Net income attributable to common shareholders	227,568	275,794	128,763	969,178	704,345
	Adjustments:
	Real estate depreciation	289,747	284,760	274,625	1,141,861	1,104,787

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Gain) loss on disposition of real estate property	1,642	(3,480)	437	1,898	7,134
	Adjustments for FFO from unconsolidated joint ventures	5,548	5,006	3,120	17,040	10,068
	FFO attributable to common shareholders	$524,505	$562,080	$406,945	$2,129,977	$1,826,334

(13)	AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures’ and non-controlling interests’ share of these items.
	FFO attributable to common shareholders	$524,505	$562,080	$406,945	$2,129,977	$1,826,334
	Adjustments:
	Installation revenue adjustment	507	(481)	6,975	3,910	17,745
	Straight-line rent expense adjustment	(5,952)	6,323	1,585	12,164	16,263
	Amortization of deferred financing costs and debt discounts	4,792	4,684	4,553	18,719	17,826
	Contract cost adjustment	(16,349)	(9,835)	(17,380)	(46,601)	(52,888)
	Stock-based compensation expense	105,829	98,446	107,519	407,536	403,983
	Stock-based charitable contributions	—	—	34,974	2,543	49,013
	Non-real estate depreciation expense	121,852	125,882	111,342	494,214	426,666
	Amortization expense	51,864	52,297	51,438	209,063	204,755
	Accretion expense	(1,096)	(1,097)	1,086	(1,473)	3,166
	Recurring capital expenditures	(105,150)	(51,736)	(80,047)	(218,287)	(188,885)
	(Gain) loss on debt extinguishment	(71)	360	(143)	35	(327)
	Transaction costs	5,869	(775)	10,529	12,412	21,839
	Impairment charges (1)	—	1,518	—	1,518	1,815
	Income tax expense (benefit) adjustment (1)	1,462	(16,719)	19,806	(12,133)	(31,165)
	Adjustments for AFFO from unconsolidated joint ventures	2,784	670	(1,364)	4,921	(2,262)
	AFFO attributable to common shareholders	$690,846	$771,617	$657,818	$3,018,518	$2,713,878

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

(1)Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Below is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$920,457	$935,931	$838,740	$3,701,841	$3,369,700
	Adjustments:
	Interest expense, net of interest income	(74,958)	(78,274)	(75,738)	(307,795)	(320,069)
	Amortization of deferred financing costs and debt discounts	4,792	4,684	4,553	18,719	17,826
	Income tax expense	(42,825)	(19,985)	(48,807)	(155,250)	(124,792)
	Income tax expense (benefit) adjustment (1)	1,462	(16,719)	19,806	(12,133)	(31,165)
	Straight-line rent expense adjustment	(5,952)	6,323	1,585	12,164	16,263
	Stock-based charitable contributions	—	—	34,974	2,543	49,013
	Contract cost adjustment	(16,349)	(9,835)	(17,380)	(46,601)	(52,888)
	Installation revenue adjustment	507	(481)	6,975	3,910	17,745
	Recurring capital expenditures	(105,150)	(51,736)	(80,047)	(218,287)	(188,885)
	Other expense	(1,227)	(5,972)	(28,895)	(11,214)	(51,417)
	(Gain) loss on disposition of real estate property	1,642	(3,480)	437	1,898	7,134
	Adjustments for unconsolidated JVs’ and non-controlling interests	8,423	5,710	1,615	22,159	7,574
	Adjustments for impairment charges (1)	—	1,518	—	1,518	1,815
	Adjustment for gain (loss) on sale of assets	24	3,933	—	5,046	(3,976)
	AFFO attributable to common shareholders	$690,846	$771,617	$657,818	$3,018,518	$2,713,878

(1)Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to common shareholders is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	94,268	93,683	92,573	93,615	91,569

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Effect of dilutive securities:
Employee equity awards	399	485	179	394	259
Shares used in computing diluted net income per share, FFO per share and AFFO per share	94,667	94,168	92,752	94,009	91,828

Basic FFO per share	$5.56	$6.00	$4.40	$22.75	$19.94
Diluted FFO per share	$5.54	$5.97	$4.39	$22.66	$19.89

Basic AFFO per share	$7.33	$8.24	$7.11	$32.24	$29.64
Diluted AFFO per share	$7.30	$8.19	$7.09	$32.11	$29.55